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                                                                   EXHIBIT 1.1





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                                  $66,891,200

                       NATIONAL AUTO FINANCE 1997-1 TRUST






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                             UNDERWRITING AGREEMENT

                            Dated as of July 23, 1997
                         -----------------------------








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                                  $66,891,200

                       NATIONAL AUTO FINANCE 1997-1 TRUST

                             UNDERWRITING AGREEMENT


                                                                  July 23, 1997

First Union Capital Markets Corp.
One First Union Center, TW-10
Charlotte, NC 28288-0610

Ladies and Gentlemen:

                  NATIONAL FINANCIAL AUTO FUNDING TRUST, a Delaware business trust (the "Seller"), hereby agrees with you as follows:

                  Section 1. Authorization of Notes. The Seller has authorized the issuance by National Auto Finance 1997-1 Trust (the "Trust") of $66,891,200 of 6.35% Class A Automobile Receivables-Backed Notes, Series 1997-1 (the "Notes"). The Notes will evidence indebtedness of the Trust to be formed pursuant to a Trust Agreement, dated as of July 21, 1997 (the "Trust Agreement"), between the Seller and Wilmington Trust Company, a Delaware corporation, as owner trustee (the "Owner Trustee"). The Notes will be issued pursuant to an Indenture, dated as of June 29, 1997 (the "Indenture"), between the Owner Trustee and Harris Trust and Saving Bank (the "Trustee"). The assets of the Trust (the "Trust Property") will include a pool of non-prime motor vehicle retail installment sale contracts (the "Contracts"), all monies paid or payable thereunder on or after the applicable cut-off date, security interests in the new and used automobiles, light-duty trucks, vans and minivans financed by the Contracts, a financial guaranty insurance policy (the "Policy") issued by Financial Security Assurance ("FSA"), certain bank accounts, all proceeds of the foregoing, and certain other property. The Seller will be the sole owner of the Certificates issued by the Trust which evidences a beneficial ownership interest in certain distributions of the Trust (the "Seller Interest"). The Seller Interest will be subordinated to the Notes. The Contracts will be serviced by National Auto Finance Company, Inc. (in such capacity, the "Servicer"), an affiliate of the Seller, and subserviced initially by Omni Financial Services of America, Inc. ("OFSA"), a wholly owned subsidiary of World Omni Financial Corp. ("World Omni"). The Notes will be purchased by the Underwriter pursuant to this Agreement. The Notes will be issued on July 23, 1997 or such other date as we shall mutually agree upon (the "Closing Date").

                  The Seller has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-80813), including a base prospectus relating to the Notes under the Securities Act of 1933, as amended (the "1933 Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the prospectus supplement specifically relating to the Notes, as first filed with the Commission pursuant to Rule 424. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Notes together with the Base Prospectus.






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                  Upon the execution of the Underwriting Agreement and the
authorization by the Underwriter of the release of such Notes, the Underwriter proposes to offer for sale to the public (each such purchaser, a "Purchaser") the Notes at the prices and upon the terms set forth in the Prospectus.

                  Section 2. Appointment of Underwriter. Subject to the terms and conditions set forth herein, the Seller agrees to issue and sell to First Union Capital Markets Corp. (the "Underwriter"), and the Underwriter agrees to purchase from the Seller, at the time and place and at the Purchase Price and in the manner set forth herein, the entire original principal balance of the Notes. The "Purchase Price" for the Notes, including the underwriting discount, shall be equal to $66,685,175.10.

                  Section 3. Purchase, Sale and Delivery. Payment for the Notes shall be made by a same day federal funds wire payable to the order of the Seller upon delivery of the Notes registered in global form to the custodian for DTC, at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, before 4:00 P.M., New York time, on the Closing Date. The denominations of the Notes to be delivered and the name in which each Note is to be registered will be set forth in a notice to be delivered by you to the Trustee.

                  Section 4. Representations and Warranties. (a) The Seller hereby represents and warrants to you that as of the date hereof, unless otherwise stated:

                  (i) The Registration Statement including a base prospectus relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act has been filed with the Commission and such Registration Statement, as amended to the date of the Underwriting Agreement, has become effective. No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. A prospectus supplement specifically relating to the Notes will be filed with the Commission pursuant to Rule 424 under the 1933 Act; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(ii) hereof shall be deemed to have supplemented the Base Prospectus only with respect to the Notes to which it relates. The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions on Form S-3, and the conditions of Rule 415 under the 1933 Act, have been satisfied with respect to the Seller and the Trust, as the case may be, and the Registration Statement. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations thereunder that have not been so filed.

                  (ii) On the effective date of the Registration Statement, the Registration Statement and the Base Prospectus conformed in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Underwriting Agreement and as of the Closing Date, the Registration Statement and the Prospectus conform, and as amended or supplemented, if applicable, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and on the date of the Underwriting





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         Agreement and as of the Closing Date, neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of such documents as amended or supplemented, if applicable, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements or omissions in any of such documents based upon written information furnished to the Seller by any Underwriter specifically for use therein.

                  (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Seller or the Trust, as the case may be, whether or not arising in the ordinary course of the business.

                  (iv) Each of the Seller and the Trust, as the case may be, is a Delaware business trust with full power and authority to own its properties and conduct its business, as presently conducted, and to enter into and perform its obligations, as the case may be, under this Agreement, the Sale Agreement, dated as of June 29, 1997 (the "Sale Agreement"), by and between National Financial Auto Funding Trust II ("Funding Trust II") and the Seller, the Purchase and Contribution Agreement, dated as of June 29, 1997 (the "Purchase Agreement"), by and between the Seller and National Auto Finance Company, Inc. ("NAFI"), the Insurance and Indemnity Agreement, dated as of July 23, 1997 (the "Insurance and Indemnity Agreement"), by and among NAFI, the Seller and FSA, the Spread Account Agreement, dated as of July 23, 1997 (the "Spread Account Agreement"), by and among the Seller, FSA and the Trustee (together, the "Transaction Documents") and the Notes.

                  (v) Each of the Transaction Documents has been duly authorized, executed and delivered by the Seller or the Trust, as the case may be, and constitutes a valid and binding agreement of the Seller or the Trust, as the case may be.

                  (vi) The Notes will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will be entitled to the benefits of the Indenture.

                  (vii) Neither the transfer and assignment of all of the Seller's right, title and interest in the Contracts and the Trust Property to the Trustee, nor the issuance nor the delivery of the Notes, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Notes, the Transaction Documents or this Agreement, will result in the breach of any term or provision of the organizational documents of the Seller or the Trust, as the case may be, or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller or the Trust, as the case may be, is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of such indenture, mortgage, deed of trust or other such





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         instrument, other than the lien created pursuant to the Sale and
         Servicing Agreement, or violate any law, statute, order or regulation applicable to the Seller or the Trust, as the case may be, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or the Trust, as the case may be, or any of their properties.

                  (viii) Neither the Seller nor the Trust, as the case may be, is subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or any of its properties, which materially and adversely affects (A) the ability of the Seller or the Trust, as the case may be, to perform any of its obligations under the Transaction Documents, or the ability of the Seller or the Trust, as the case may be, to perform any of its obligations hereunder, or (B) the business, operations, financial condition, properties or assets of the Seller or the Trust, as the case may be, and the Seller or the Trust, as the case may be, is not a party to, bound by or in breach or violation of any indenture, mortgage, deed of trust or other agreement or instrument, which materially and adversely affects the ability of the Seller or the Trust, as the case may be, to perform any of its obligations under the Transaction Documents, or the ability of the Seller or the Trust, as the case may be, to perform any of its obligations hereunder.

                  (ix) There are no actions, proceedings or investigations to which the Seller or the Trust, as the case may be, or any of its affiliates, is a party pending, or, to the knowledge of the Seller or Trust, as the case may be, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, (C) which might materially and adversely affect the performance by the Seller or the Trust, as the case may be, of its obligations under the Transaction Documents or the Notes, (D) which might materially and adversely affect the validity or enforceability of the Transaction Documents or the Notes or (E) which might adversely affect the federal income tax attributes of the Notes described in the Prospectus.

                  (x) Any taxes, fees and other governmental charges arising from the execution and delivery of Transaction Documents and in connection with the execution, delivery and issuance of the Notes and with the execution and delivery of the Contracts, including any amendments thereto and assignments and/or endorsements thereof have been paid or will be paid by NAFI or the Seller or the Trust.

                  (xi) As of the Closing Date and each date of purchase of Contracts thereafter, each of the Seller and the Trust, as the case may be, will have good and marketable title to, and will be the sole owner of record of each Contract free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest except for the security interest granted to the Trustee (collectively, "Liens").

                  (xii) As of the Closing Date and each date of purchase of Contracts thereafter, neither the Seller or the Trust, as the case may be, nor any Person acting on the Seller's or the Trust's, as the case may be, behalf will have offered, transferred, pledged, sold or otherwise disposed of any of its right, title and interest in the





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         Contracts, the Sale and Servicing Agreement or the Indenture other than as contemplated by this Agreement, the Sale and Servicing Agreement and the Indenture; and upon the execution and delivery of the Sale and Servicing Agreement and the Indenture and the execution and delivery of the Notes, the Seller or the Trust, as the case may be, will have taken all necessary steps to convey good and marketable title to the Notes to the Underwriter, in each case free and clear of any Liens.

                  (xiii) Each of the Seller and the Trust, as the case may be, is unaware of any facts or circumstances that would materially adversely affect the Seller's or the Trust's, as the case may be, ability to perform its obligations under the Transaction Documents or its obligations with respect to the Contracts.

                  (xiv) Each of the representations and warranties of the Seller set forth in Section 3.1 and Section 8.1 of the Sale and Servicing Agreement are true and correct.

                  (xv) Each of the representations and warranties of NAFI set forth in Section 9.1 of the Sale and Servicing Agreement and Section
         4.1 of the Purchase Agreement are true and correct.

                  (xvi) There has not been any material adverse change in the business, operations, financial condition, properties or assets of NAFI since the financial statements dated March 31, 1997 were delivered to you. Such financial statements (together with notes and schedules, if any, thereto) fairly present the financial condition of NAFI, as of the dates indicated, for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during such periods, except as indicated therein. Since the date of the latest audited financial statements (together with the notes and schedules, if any, thereto) previously delivered to you, NAFI has not sustained any material loss or interference with its business from court or governmental action, order or decree, or otherwise, and, there has not been any material reduction in the partners' capital (as such terms are used in the audited financial statements of NAFI) or a material adverse change in the financial condition of NAFI or any material adverse change, or any development involving a prospective material adverse change in or affecting the general affairs, management, financial position or results of operations of NAFI, which would adversely affect the ability of NAFI to perform its obligations hereunder or NAFI's ability to perform its obligations under the Purchase Agreements, the Insurance and Indemnity Agreement, the Amended and Restated Servicing Agreement, dated as of December 8, 1994, (the "Amended and Restated Servicing Agreement") by and between NAFI and World Omni, the Supplement to the Amended and Restated Servicing Agreement, dated July 23, 1997 (the "Supplement to the Amended and Restated Servicing Agreement") by and between NAFI and OFSA and the Sale and Servicing Agreement.

                  (xvii) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                  (xviii) The Trust is not required to be registered under the Investment Company Act of 1940, as amended.






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                  Section 5. Covenants of the Seller. The Seller hereby
covenants and agrees with you as follows:

                  (a) To furnish the Underwriter, without charge, copies of the Registration Statement and any amendments thereto including exhibits and as many copies of the Prospectus and any supplements and amendments thereto as the Underwriter may from time to time reasonably request.

                  (b) Immediately following the execution of the Underwriting Agreement, the Seller will prepare a prospectus supplement setting forth the principal amount, notional amount or stated amount, as applicable, of the Notes covered thereby, the price at which the Notes are to be purchased by the Underwriter from the Seller, either the initial public offering price or prices or the method by which the price or prices at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, any delayed delivery arrangements, and such other information as the Underwriter and the Seller deem appropriate in connection with the offering of the Notes, but the Seller will not file any amendment to the Registration Statement or any supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy within a reasonable time prior to the proposed filing or to which the Underwriter shall have reasonably objected. The Seller will use its reasonable best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible. During the time when a Prospectus is required to be delivered under the 1933 Act, the Seller will comply so far as it is able with all requirements imposed upon it by the 1933 Act and the rules and regulations thereunder to the extent necessary to permit the continuance of sales or of dealings in the Notes in accordance with the provisions hereof and of the Prospectus, and the Seller will prepare and file with the Commission, promptly upon request by the Underwriter, any amendments to the Registration Statement or supplements to the Prospectus which may be necessary or advisable in connection with the distribution of the Notes by the Underwriter, and will use its reasonable best efforts to cause the same to become effective as promptly as possible. The Seller will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Seller will advise the Underwriter, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or of any request made by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and the Seller will use its reasonable best efforts to prevent the issuance of any such stop order or any order suspending any such qualification, and if any such order is issued, to obtain the lifting thereof as promptly as possible.

                  (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material





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         fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Prospectus to comply with the 1933 Act, to promptly notify the Underwriter thereof and upon its request to prepare and file with the Commission, at the Seller's own expense, an amendment or supplement which will correct such statement or omission or any amendment which will effect such compliance.

                  (d) During the period when a prospectus is required by law to be delivered in connection with the sale of the Notes pursuant to the Underwriting Agreement, the Seller will file, on a timely and complete basis, all documents that are required to be filed by the Seller with the Commission pursuant to Sections 13, 14, or 15(d) of the 1934 Act.

                  (e) To qualify the Notes for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel in the amounts previously agreed to) in connection with such qualification of the eligibility of the Notes for investment under the laws of such jurisdictions as the Underwriter may designate provided that in connection therewith the Seller shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

                  (f) To make generally available to the Seller's security holders, as soon as practicable, but in any event not later than eighteen months after the date on which the filing of the Prospectus, as amended or supplemented, pursuant to Rule 424 under the 1933 Act first occurs, an earnings statement of the Seller covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) and Rule 158 of the 1933 Act.

                  (g) The Seller agrees that, so long as the Notes shall be outstanding, it will deliver to you and each Purchaser upon request, all monthly servicing reports and any other reports available to the holders of Notes.

                  (h) The Seller agrees that any person designated in writing by you or by any other holder of the Notes may consult with the proper officials and the Seller shall use its reasonable best efforts to arrange the cooperation of the officials of its affiliates (including, without limitation, officials in charge of servicing the Contracts) at such times and as often as you may reasonably request regarding the information required to be furnished pursuant to Section 5(g) or regarding the performance of the Seller's covenants and agreements contained in this Agreement or the Transaction Documents or regarding the information required to be furnished pursuant to the Transaction Documents. In addition, the Seller agrees to provide any further information and documentation as may reasonably be requested by the holders of the Notes regarding any of the matters set forth herein or in the Transaction Documents; it being understood that all such information and documentation may be subject to appropriate confidentiality agreements.

                  Section 6. Conditions of Underwriter Obligation. Your obligation to act as Underwriter for the Notes on the Closing Date shall be subject to the accuracy in all material





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respects of the representations and warranties of the Seller and the Trust, as the case may be, herein and in the Transaction Documents, to the performance by the Seller and the Trust, as the case may be, in all material respects of its obligations hereunder, and to the execution and delivery of the Transaction Documents, the Notes, the Amended and Restated Servicing Agreement, the Assignment of the Amended and Restated Servicing Agreement from World Omni to OFSA, dated July 23, 1997, the Supplement to the Amended and Restated Servicing Agreement, the Custodial Agreement, dated July 23, 1997 by and between the Trustee and OFSA, by all parties thereto, and to the following additional conditions:

                  (a) All actions required to be taken and all filings required to be made by or on behalf of the Seller and the Trust, as the case may be, under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the sale of the Notes shall have been duly taken or made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect; (ii) no proceedings for such purpose shall be pending before or threatened by the Commission, or by any authority administering any state securities or "Blue Sky" laws;
         (iii) any requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction, (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, there shall have been no material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Seller and the Trust, as the case may be; (v) there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or to the knowledge of the Seller and the Trust, as the case may be, threatened, affecting the Seller and the Trust, as the case may be, or the transactions contemplated by the Underwriting Agreement; (vi) each of the Seller and the Trust, as the case may be, is not in violation of its charter or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Seller and the Trust, as the case may be.

                  (c) Subsequent to the execution of the Underwriting Agreement, there shall not have occurred any of the following: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange shall have been suspended or any material limitation in trading in securities generally shall have been established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities; (ii) if at or prior to the Closing Date, there shall have been an outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which results in the declaration of a national emergency or war, and, in the reasonable opinion of the Representative, makes it impracticable or inadvisable to offer or sell the Notes or (iii) if at or prior to the Closing Date, a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities.






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



                  (d) The representations and warranties of the Seller contained in Section 4 hereof and of NAFI, the Seller and the Trust in the Transaction Documents shall be true and correct in all material respects, and NAFI and the Seller shall have delivered to you certificates, dated the Closing Date, of an executive officer of NAFI, acting solely in his capacity as executive officer of NAFI and not in his individual capacity, to the effect that the signer of such certificate examined this Agreement, the Transaction Documents, the Registration Statement and the Prospectus and that: (i) the representations and warranties of the Seller in Section 4 of this Agreement and in the Transaction Documents are true and correct in all material respects, (ii) each of NAFI, the Seller and the Trust have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) nothing has come to his attention that would lead him to believe that the Registration Statement or the Prospectus as of the date thereof contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the conditions contained in Section 4(b) have been satisfied. Such certificate shall further state that the contents thereof constitute representations and warranties of the Seller to you and each Purchaser as to the matters covered thereby.

                  (e) You shall have received from Morrison & Foerster LLP, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of NAFI, the Seller, the Trust and public officials. In rendering such opinion, such counsel may rely to the extent deemed proper and as stated therein, as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, and opinions of local counsel satisfactory to your special counsel. Each opinion shall state that it may be relied upon by the Purchasers and you as if the same had been addressed to them or to you.

                  (f) You shall have received from Dewey Ballantine, your special counsel, a favorable opinion, dated the Closing Date and reasonably satisfactory in form and substance to you, and NAFI, the Seller and the Trust shall have furnished to your special counsel such documents as they may request for the purpose of enabling them to pass on certain matters.

                  (g) You shall have received a comfort letter, dated the Closing Date and satisfactory to you (the "Comfort Letter") from independent accountants, with respect to the Contracts.

                  (h) The Notes shall have been rated "AAA" by Standard and Poor's Ratings Service ("S&P") and "Aaa" by Moody's Investor Services, Inc. ("Moody's").

                  (i) The Policy shall have been issued by FSA with respect to the Notes guaranteeing the payment of the Scheduled Payments under the Indenture.

                  (j) You shall have received a certificate of a responsible officer of FSA stating that the information contained in the sections of the Prospectus entitled "The





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



         Certificate Policy", "The Certificate Insurer" and Appendix A thereto are true and correct in all material respects.

                  (k) You shall have received a certificate of a responsible officer of OFSA stating that the information contained in the Section of the Prospectus entitled "Omni Financial Services of America, Inc." is true and correct in all material respects.

                  (l) You shall have received an opinion of the general counsel of NAFI, dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel.

                  (m) You shall have received an opinion of counsel to FSA, dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel.

                  (n) You shall have received an opinion of counsel to the Trustee dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel.

                  (o) You shall have received an opinion of counsel to OFSA, dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel.

                  (p) You shall have received an opinion of local Delaware counsel to the Seller and the Trust, dated the Closing Date, and reasonably satisfactory in form and substance to you and your special counsel.

                  (q) You shall have received an opinion of counsel to the trustee of the Seller and the Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your special counsel.

                  (r) You shall have received from counsel in each state in which 10% or more of the Obligors on the Contracts, by aggregate principal balance, are located a favorable opinion as to the lack or necessity of noting the Trust's security interest on the certificates of title for the Financed Vehicles to maintain its first priority security interest, subject to certain exceptions and qualifications.

                  (s) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you and your special counsel.

                  (t) You and your special counsel shall have received such other information, certificates and documents as you or they may reasonably request.

                  Section 7. Survival. The Seller agrees that the representations, warranties and agreements made by it herein, in any certificate or other instrument delivered pursuant hereto and in the Transaction Documents shall be deemed to be relied upon by you, notwithstanding any investigation heretofore or hereafter made by or on behalf of you, and that such representations, warranties and agreements made by the Seller shall survive the delivery and payment for the Notes.

                  Section 8. Expenses. In the event that no closing of the sale of the Notes occurs through no fault of the Seller or because the conditions set forth in Sections 6(e) and 6(f) have not been met, then the Seller's liability to the Underwriter shall be limited to the reimbursement of the Underwriter's expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold, the Seller shall pay the reasonable fees and expenses associated with the transactions contemplated hereby including, without limitation, the following fees and expenses:

                  (a) Rating Agency fees payable to S&P and Moody's with respect to their rating of the Notes;

                  (b) The fees and expenses of the Seller's and NAFI's counsel and any special counsel required to be retained;

                  (c) Fees charged by the firm of independent public accountants referred to in Section 6(g) for the Comfort Letter;

                  (d) Reasonable copying costs for the Prospectus;

                  (e) Legal fees and expenses of Dewey Ballantine, special counsel to the Underwriter;

                  (f) Trustee's fees and reasonable fees of counsel to the Trustee;

                  (g) Fees and expenses of the Underwriter (including legal fees and expenses) in connection with compliance with Blue Sky laws;

                  (h) The Commission's registration fee; and

                  (i) The expenses of printing and distributing this Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the Registration Statement or the Prospectus.

; provided that the Seller shall not be liable for the fees and expenses of the Underwriter in the event that this Agreement is terminated without cause by the Underwriter or if the Underwriter defaults in its obligation to purchase the Notes hereunder.

                  Section 9. Indemnification. (a) The Seller will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or the Registration Statement or the Prospectus, including any amendment or supplement thereto and materials incorporated by reference in any of the foregoing documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the

Underwriter for any legal or other expenses (as such expenses are incurred) reasonably incurred by the Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim; provided, however, (i) that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Seller by you expressly for use therein and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the Purchaser asserting any such action or claim purchased the Notes which are the subject thereof if such Purchaser did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of sale of such Notes to such Purchaser in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and such corrected Prospectus was available by the date of such confirmation. The Seller acknowledges that the Underwriter may enter into one or more dealer agreements in connection with the offering of the Notes and agrees that the terms of this
Section 9(a) will accrue to the benefit of such dealers.


         (b) The Underwriter hereby agrees to indemnify and hold harmless the Seller and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, if any, agents and employees of the Seller or any of the Seller's affiliates (collectively, "Seller Indemnified Persons", and individually, a "Seller Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including reasonable fees and disbursements of the Seller's and a Seller Indemnified Person's counsel) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, including any amendment or supplement thereto and materials incorporated by reference in any of the foregoing documents, or any other prospectus relating to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statements or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by the Underwriter specifically for use therein and the Underwriter shall reimburse the Seller, its affiliates, and each of their directors, officers, or controlling persons for any legal and other expenses reasonably incurred by the Seller, its affiliates, or any such directors, officers, employees, agents or controlling persons in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

                  (c) The Seller acknowledges that the statements set forth under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished to the Seller by or on behalf of any Underwriter for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, and the Underwriter represents and warrants that such statements are correct as to it. Furthermore, the Underwriter will not be responsible for any claims liabilities, losses, damages, or expenses which are finally judicially determined to have resulted primarily from the Seller's or NAFI's bad faith or negligence.

                  (d) In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (b) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Seller or the Underwriter as the case may be shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Seller or the Underwriter as the case may be in connection with the transactions contemplated by the engagement. The relative benefits received by the Seller or the Underwriter as the case may be shall be deemed to be in the same proportion as the total net proceeds from the placement of securities (before deducting expenses) received by the Seller or the Underwriter as the case may be. The Seller and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation other than described above.

                  (e) The foregoing right to indemnity and contribution shall be in addition to any rights that any party or Underwriter Indemnified Person or Seller Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of your engagement. Each party hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against any Underwriter Indemnified Person or Seller Indemnified Person.

                  Section 10.  Termination.

         (a) This Agreement may be terminated by you at any time upon the giving of notice prior to the Closing Date: (A) if there has been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the condition (financial or otherwise), of NAFI or the Seller or in the business, properties or results of operations of NAFI or the Seller, whether or not arising in the ordinary course of business, or (B) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (C) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Securities and Exchange Commission or any other governmental authority, or (D) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 8 or 9 hereof.

         (b) This Agreement may not be terminated by the Seller without the written consent of the Underwriter until after December 31, 1997.

         (c) Notwithstanding anything herein to the contrary, in the event the Seller does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriter's obligations hereunder may be immediately cancelled by the Underwriter by notice thereof to the Seller. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 hereof shall survive any such cancellation.

                  Section 11. Survival. The provisions of Section 5(g) and
Section 9 of this Agreement shall survive the termination of this Agreement.

                  Section 12. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by facsimile and confirmed by a similar mailed writing, if to you, addressed to you, at the address first stated in this Agreement, or to such other address as you may designate in writing to the Seller and, if to the Seller, addressed to the Seller at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida 33487 or to such other address as the Seller may have designated in writing to you.

                  Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the Seller and its successors and assigns and you and your successors and assigns, except that no Purchaser will be bound by any part of this Agreement. No other person will have any right or obligation hereunder, except that the provisions of this Agreement, including, without limitation, the representations and warranties and the covenants and agreements of the Seller contained herein are intended to be for the benefit of all Purchasers and shall be enforceable by any such Purchaser, whether or not an express assignment to such Purchaser of rights under this Agreement has been made by you, any intervening Purchaser or any of your or their successors and assigns.

                  Section 14. Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

                  Section 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 16. Defined Terms. Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Sale and Servicing Agreement and/or the Indenture.

                  Section 17. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

                  (B) THE UNDERWRITER AND THE SELLER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE RESPECTIVE ADDRESS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE UNDERWRITER AND THE SELLER EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF EITHER THE UNDERWRITER OR THE SELLER, AS THE CASE MAY BE, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE UNDERWRITER OR ITS PROPERTY OR THE SELLER OR ITS PROPERTY IN THE COURT OF ANY OTHER JURISDICTION.

                  (C) THE UNDERWRITER AND THE SELLER EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  Section 18. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank Delaware ("Chase Delaware"), not individually or personally but solely as trustee of the Seller ("Seller's Trustee"), in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Seller or the Seller's Trustee is made and intended not as personal representations, undertakings and agreements by Chase Delaware but is made and intended for the purpose for binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Chase Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Seller, NAFI and by any Person claiming by, through or under the Seller and NAFI and (d) under no circumstances shall Chase Delaware be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this Agreement.

                  If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to that company, whereupon this Agreement shall become a binding agreement between you and the Seller.

                                     Very truly yours,

                                     NATIONAL FINANCIAL AUTO
                                     FUNDING TRUST, as Seller

                                     By: CHASE MANHATTAN BANK
                                         DELAWARE, not in its individual
                                         capacity but solely as Trustee of the
                                         National Financial Auto Funding Trust


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:


                  BY AFFIXING ITS SIGNATURE HERETO, NATIONAL AUTO FINANCE COMPANY, INC. ALSO HEREBY AGREES TO BE JOINTLY AND SEVERALLY LIABLE FOR THE OBLIGATIONS OF NATIONAL FINANCIAL AUTO FUNDING TRUST AND BE BOUND BY SECTION 17 OF THIS AGREEMENT AS IF SET FORTH HEREIN IN REGARD TO IT.

                                     NATIONAL AUTO FINANCE COMPANY, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

The foregoing Agreement is
hereby accepted and entered
into as of the date hereof.

FIRST UNION CAPITAL
MARKETS CORP.


By:
   --------------------------
   Name:
   Title: